SECURITIES AND EXCHANGE COMMISSION

                   Washington, D.C.  20549





                          FORM 8-K

                       CURRENT REPORT





 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

  Date of Report (Date of earliest event reported): October 20, 1994





                      NYNEX CORPORATION





A Delaware       Commission File   I.R.S. Employer Identification
Corporation      Number 1-8608     No. 13-3180909





   1095 Avenue of the Americas, New York, New York  10036

               Telephone Number (212) 395-2121




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Form 8-K                                NYNEX CORPORATION
October 20, 1994


Item 5.   Other Events

          On October 20, 1994, NYNEX Corporation ("NYNEX"),
          Bell Atlantic Corporation ("Bell Atlantic"),
          AirTouch Communications Inc. ("AirTouch") and U S West Inc. ("U S WEST") announced that they have signed definitive agreements to form a venture to provide national wireless communications services. The venture is comprised of two partnerships. One partnership will bid for licenses in the Federal
          Communications Commission's ("FCC") auction of licenses for personal communications services
          ("PCS") and deploy PCS services. That partnership will be governed by a board made up of three members representing Bell Atlantic and NYNEX and three members representing AirTouch and
          U S WEST. The second partnership will develop technical and service standards and a national branding and marketing strategy for both cellular and PCS services. That partnership will be governed by a board made up of three members representing Bell Atlantic and NYNEX, three members representing AirTouch and U S WEST and one independent member.

          In June, Bell Atlantic and NYNEX announced the formation of a joint venture to combine their domestic cellular properties. In July, AirTouch and U S WEST announced the formation of a joint venture to combine their domestic cellular properties. The cellular properties of the Bell Atlantic/NYNEX joint venture will be managed and owned as a separate entity from the AirTouch/U S WEST joint venture.




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Form 8-K                                NYNEX CORPORATION
October 20, 1994




                         SIGNATURES



     Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.





                              NYNEX CORPORATION




                              By      John M. Clarke
                                      John M. Clarke
                                   Vice President - Law



















October 28, 1994